Exhibit 99.1

Sean D. Carney Elected to MBIA’s Board of Directors

ARMONK, N.Y.--(BUSINESS WIRE)--December 12, 2013--MBIA Inc. (NYSE:MBI) today announced that Sean D. Carney (44) was elected to MBIA’s board of directors in accordance with the board’s power under MBIA Inc.’s by-laws to fill interim vacancies. Mr. Carney was designated and elected to the board of directors pursuant to the terms of the amended and restated Investment Agreement dated as of February 6, 2008 between MBIA and Warburg Pincus. Mr. Carney has been a Member and Managing Director of Warburg Pincus LLC and a General Partner of Warburg Pincus & Co. since January 2001 and has been employed with Warburg Pincus since 1996. He focuses on investments in the financial services sector and has also worked on the firm’s healthcare team.

MBIA Chairman Daniel P. Kearney said, “Sean’s experience in the financial services sector and his board directorship with several industry-leading companies will be a tremendous asset as we continue to reposition MBIA for future growth. We’re pleased to welcome him as a new board member and appreciate Warburg Pincus’ steadfast support since their investment in the company.”

Prior to joining Warburg Pincus, Mr. Carney was a consultant at McKinsey & Company, Inc., a management consulting company. He is also Chairman and a Director of Tornier N.V., and is a member of the board of directors of several other privately held companies. Within the past five years, he also served as a Director of Arch Capital Group Ltd. Mr. Carney received an A.B. in economics from Harvard College and an M.B.A. from Harvard Business School.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of insured credit default swaps that are backed by or reference CMBS pools and CRE CDOs, insured RMBS transactions, and insured ABS CDOs, uncertainty regarding whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the failure to implement our risk reduction and liquidity strategies because of an inability to draw on expected liquidity sources or obtain regulatory approvals, the possibility that loss reserve estimates are not adequate to cover potential claims, the Company’s ability to access capital and the Company’s exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company’s ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company’s ability to commute certain of its insured exposures, including as a result of limited available liquidity, the possibility that severe fiscal stress will result in credit losses or impairments on obligations of state and local governments that we insure and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

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